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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66374) and Forms S-8 (Nos. 333-56996 and 333-81848) of deCODE genetics, Inc. of our report dated April 2, 2003 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 14, 2003